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Exhibit 23.5

CONSENT OF BOENNING & SCATTERGOOD, INC.

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Tower Bancorp, Inc. ("Tower"), dated November 12, 2008, within the Proxy Statement/Prospectus that forms a part of this Registration Statement on Form S-4 relating to the proposed merger of Graystone Financial Corp. with and into Tower, and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Boenning & Scattergood, Inc.

Boenning & Scattergood, Inc.
December 31, 2008

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  Exhibit 23.5
CONSENT OF BOENNING & SCATTERGOOD, INC.